SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FIELDCREST CANNON

          MARIO J. GABELLI-GABELLI FOUNDATION
                                 1/13/97            5,000            16.7500
          GAMCO INVESTORS, INC.
                                 1/13/97            5,000            17.1000
                                 1/13/97           11,800            17.0392
                                 1/13/97           27,500            17.0341
                                 1/10/97            7,000            16.4214
                                 1/09/97            7,500            16.2500
                                 1/08/97            5,000            16.1750
                                 1/08/97           20,000            16.0906
                                 1/08/97            1,000            16.0000

























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.


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